Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer (principal executive officer) and the Chief Financial Officer (principal financial officer and principal accounting officer) of TGR Financial, Inc. (the “Company”), each certify, in accordance with 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The quarterly report of the Company on Form 10-Q/A for the quarter ended September 30, 2012 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 14, 2012	By:	/s/ Gary L. Tice
Gary L. Tice
Chairman and Chief Executive Officer (principal executive officer)

Date: December 14, 2012	By:	/s/ Robert T. Reichert
Robert T. Reichert
Chief Administrative Officer and Chief Financial Officer (principal financial officer) (principal accounting officer)